Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2021, except for Note 1, as to which the date is May 19, 2021, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-252120) and related Prospectus of Porch Group, Inc. for the registration of 39,680,666 shares of its common stock and warrants to purchase 5,700,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

June 21, 2021